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                                                                   Exhibit 10.12


                                                              MSA NO. AGE/2-2004

                               KANBAY INCORPORATED

                            MASTER SERVICES AGREEMENT
                                 (UNITED STATES)

     This Master Services Agreement ("Agreement") is made as of the 20th day of February, 2004 ("Effective Date"), by and between Kanbay Incorporated, an Illinois corporation with its principal place of business at 6400 Shafer Court, Suite 100, Rosemont, Illinois 60018 ("Kanbay"), and A.G. Edwards Technology Group, Inc., a Missouri corporation with its principal place of business at One North Jefferson, St. Louis, MO 63103 ("A.G. Edwards"). The parties agree as follows:

1. SCOPE OF WORK

    1.1. SERVICES. "Services" means the obligations of Kanbay under Sections 1 through and including 11 of this Agreement and all consulting, development, programming, conversion, management, operations, and other services to be performed by Kanbay pursuant to each mutually agreed upon and executed Statement of Work (each a "Statement of Work"). Each Statement of Work entered into by the parties shall reference this Agreement and shall be attached hereto and made a part of this Agreement; provided, however, the contents of any Statement of Work shall take precedence over any conflicting provision in this Agreement to the extent necessary to resolve any such conflict. Kanbay shall perform all Services at the location(s), on the date(s), and during the term provided for in such Statement of Work, and any applicable Termination Assistance Period (as such term is defined in Section 9.2.1 of this Agreement).

    1.2. RELATIONSHIP OF THE PARTIES. Kanbay shall be an independent contractor of A.G. Edwards. As between Kanbay and A.G. Edwards, all persons retained by Kanbay to perform Services for A.G. Edwards hereunder shall be employees or subcontractors of Kanbay and shall not be employees of A.G. Edwards.

    1.3. PLACE OF WORK. Kanbay's personnel will perform all work for A.G. Edwards at the A.G. Edwards' premises designated by A.G. Edwards in its sole discretion, except when it is determined by A.G. Edwards that it is mutually beneficial to have a project or task performed off-site or otherwise agreed by the parties in an applicable Statement of Work. No Services shall be performed from, through or using a location outside the United States, except as may be expressly authorized by A.G. Edwards, in its sole discretion, in writing in an applicable Statement of Work.

    1.4. KANBAY PERSONNEL. Unless otherwise provided in a Statement of Work, before assigning an individual to perform Services for A.G. Edwards, Kanbay shall notify A.G. Edwards of the proposed assignment and, subject to applicable Law, provide A.G. Edwards with any information regarding the individual that A.G. Edwards requests. A.G. Edwards may interview the personnel Kanbay proposes to assign to A.G. Edwards' work, including to determine if such personnel are appropriate for the work based on their specific or general skills or their background and experience. A.G. Edwards has the right to require replacement of any individual assigned to perform Services to A.G. Edwards who is unsatisfactory to A.G. Edwards for any reason, and Kanbay shall use commercially reasonable efforts to provide a qualified replacement as soon as practicable. The individuals designated in the applicable Statement of Work as assigned to perform Services for A.G. Edwards on a full-time basis will remain dedicated on a full-time basis to the A.G. Edwards project for which they were assigned throughout the duration of the project, and such individuals will not be reassigned by Kanbay to any other project without A.G. Edwards' prior written consent. In the event that any individual assigned to perform Services for A.G. Edwards is replaced, Kanbay shall ensure an orderly succession and knowledge transfer without disruption to such Services or A.G. Edwards' business.

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    1.5. CONDUCT OF KANBAY PERSONNEL. While at A.G. Edwards' premises, Kanbay and Kanbay personnel shall (a) comply with the requests, rules and regulations of A.G. Edwards regarding safety and health, personal and professional conduct (including adhering to general safety practices or procedures) generally applicable to such A.G. Edwards premises and (b) otherwise conduct themselves in a businesslike manner. Kanbay shall require all Kanbay personnel having access to A.G. Edwards Confidential Information to maintain and enforce the provisions of the Confidentiality Agreement referenced in Section 5.1 below.

    1.6. NON-COMPETITION. Kanbay shall not assign any Kanbay personnel (including Kanbay employees or contractors) that are delivering Services to A.G. Edwards hereunder to the account of any competitor of A.G. Edwards without A.G. Edwards' prior consent while such personnel are assigned to A.G. Edwards' account or otherwise providing any Services under this Agreement.

2. A.G. EDWARDS RESPONSIBILITIES

    2.1. COOPERATION. A.G. Edwards shall cooperate with Kanbay by providing to Kanbay such information and access to A.G. Edwards's personnel, facilities, equipment, databases, software, and other resources as are specifically set out and agreed to in a Statement of Work.

3. FEES AND PAYMENTS

    3.1. FEES. The fees for Kanbay's Services will be charged in U.S. dollars on the terms and at the rates specified in the applicable Statement of Work.

    3.2. EXPENSES. A.G. Edwards shall reimburse Kanbay for all actual expenses that are authorized by A.G. Edwards in an applicable Statement of Work or otherwise agreed in writing in advance, reasonably incurred by Kanbay and Kanbay personnel in the course of performing the Services hereunder and evidenced by receipts provided to A.G. Edwards ("Expenses").

    3.3. INVOICES. Unless otherwise specified in the applicable Statement of Work, Kanbay will invoice A.G. Edwards monthly ("Invoice Period") for the Services furnished and Expenses incurred during the immediately preceding Invoice Period. Invoices for Services rendered on a time-and-materials basis will indicate a breakdown and distribution of charges, by individual, at the rates specified in the applicable Statement of Work. Statements of Work for Services rendered on a fixed-fee basis will indicate the basis upon which the fees are due and payable (E.G., milestones achieved or dates passing).

    3.4. TAXES. In addition, A.G. Edwards shall be responsible for paying any applicable sales, use, excise, value added, or similar taxes, duties, or assessments imposed upon the Services rendered hereunder by any federal, state, local, or foreign government authority, exclusive of any taxes based upon Kanbay's income or payroll; provided, however, that A.G. Edwards shall not be responsible for any withholding tax on cross-border or other payments made between Kanbay and its Affiliates or contractors. A.G. Edwards and Kanbay shall cooperate to segregate the fees into the following separate payment streams: (a) those for taxable Services; (b) those for nontaxable Services; and (b) those for which a sales, use or other similar tax has already been paid. In addition, each of A.G. Edwards and Kanbay shall cooperate with the other to more accurately determine a party's tax liability and to minimize such liability, to the extent legally permissible.

    3.5. PAYMENTS. Each accurate invoice shall be due and payable to Kanbay, at the address specified in the preamble to this Agreement, in U.S. dollars within thirty (30) calendar days after receipt of such accurate invoice and any past due undisputed amounts shall thereafter accrue interest, until paid, at the lesser of 1.5% per month or the maximum interest rate permitted under applicable law.

    3.6. NO OTHER CHARGES. Except as expressly set forth in this Agreement, including in an applicable Statement of Work, there shall be no charges, fees, expenses, costs or other amounts payable by A.G. Edwards in respect of the Services.

    3.7. COMPENSATION OF KANBAY'S PERSONNEL. Kanbay shall bear sole responsibility for payment of compensation to its personnel. Kanbay shall pay and report, for all personnel

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assigned to A.G. Edwards' work, federal and state income tax withholding, social security taxes, and unemployment insurance applicable to such personnel as employees of Kanbay. Kanbay shall bear sole responsibility for any health or disability insurance, retirement benefits, or other welfare or pension benefits, if any, to which such personnel may be entitled. Kanbay agrees to, at its sole expense, defend, indemnify, and hold harmless A.G. Edwards, A.G. Edwards' Affiliates, officers, directors, employees and agents, and the administrators of A.G. Edwards' benefit plans, from and against any claims, liabilities, or expenses (including reasonable attorney fees) relating to Kanbay's obligations or liabilities for such compensation, tax, insurance, or benefit matters, provided that A.G. Edwards shall promptly notify Kanbay of each such claim when and as it comes to A.G. Edwards's attention, A.G. Edwards shall cooperate with Kanbay in the defense and resolution of such claim, and A.G. Edwards shall not settle or otherwise dispose of such claim without Kanbay's prior written consent, such consent not to be unreasonably withheld.

    3.8. REVIEW OF BACKGROUND. Kanbay shall obtain the consent from each person assigned to perform Services for A.G. Edwards to allow A.G. Edwards or its agents to conduct a review of such person's background, including but not limited to, consent to obtain and use the fingerprints of each such person to conduct a background review.

    3.9. LEGAL STATUS. Except to the extent A.G. Edwards authorizes Services to be performed from a location outside the United States in accordance with
Section 1.3 of this Agreement, Kanbay shall only assign persons to perform Services for A.G. Edwards who are legally eligible to work in the United States in accordance with all local, state and federal Laws. Kanbay shall notify A.G. Edwards in writing of any restrictions of any nature regarding the legal eligibility to work of any person assigned to perform Services for A.G. Edwards, including, but not limited to, the expiration dates for any work VISA or other time-restricted work permit. The foregoing obligations of Kanbay shall not apply with respect to the personnel formerly employed by A.G. Edwards and transitioned to employment with Kanbay pursuant to Statement of Work No. 001.

    3.10. STATE AND FEDERAL TAXES. As neither Kanbay nor its personnel are A.G. Edwards' employees, A.G. Edwards will not provide Kanbay's personnel with any benefits or commitments inconsistent with any of the benefits or commitments provided by Kanbay. Likewise, A.G. Edwards will not take any action with respect to Kanbay's personnel inconsistent with any action taken by Kanbay. In particular and without limiting the foregoing:

    - A.G. Edwards will not withhold FICA (Social Security) from Kanbay's payments.

    - A.G. Edwards will not make state or federal unemployment insurance contributions on behalf of Kanbay or its personnel.

    - A.G. Edwards will not withhold state and federal income tax from payment to Kanbay.

    - A.G. Edwards will not make disability insurance contributions on behalf of Kanbay.

    - A.G. Edwards will not obtain workers' compensation insurance on behalf of Kanbay or its personnel.

4. OWNERSHIP

    4.1. A.G. EDWARDS PROPERTIES. Software, owned or developed by, or licensed to A.G. Edwards, methodologies, techniques, software libraries, tools, algorithms, materials, products, ideas, designs, and know-how (including all copies, enhancements, modifications, revisions, and derivative works of any of the foregoing) that existed prior to the Effective Date or are acquired by A.G. Edwards from a third party thereafter or developed independently and outside the scope of this Agreement (and associated intellectual property rights) ("Pre-existing A.G. Edwards Properties") and any

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software, designs, content, methodologies, techniques, processes, inventions, materials or other deliverables developed in whole or in part by Kanbay or its Affiliates or contractors, or otherwise provided to A.G. Edwards or its Affiliates, in connection with this Agreement (and associated intellectual property rights) other than Kanbay Properties shall be the property of A.G. Edwards ("Deliverables") (Pre-existing A.G. Edwards Properties and Deliverables together shall be jointly referred to as "A.G. Edwards Properties"). As between Kanbay and A.G. Edwards, A.G. Edwards will at all times be and remain the sole and exclusive owner of the A.G. Edwards Properties. All Deliverables shall belong exclusively to A.G. Edwards and shall, to the extent possible, be considered a work made for hire for A.G. Edwards within the meaning of Title 17 of the United States Code. Kanbay automatically assigns, and shall cause its Affiliates, contractors and personnel automatically to assign, at the time of creation of the Deliverable, without any further consideration, any right, title, or interest it or they may have in such Deliverable, including any copyrights or other intellectual property rights pertaining thereto. Notwithstanding the foregoing, A.G. Edwards shall have no ownership or other rights in or with respect to any Deliverable (or portion thereof) created by Kanbay hereunder until full payment has been made to Kanbay for the Services relating to such Deliverable (or portion thereof). Except as expressly authorized in a Statement of Work accepted hereunder, Kanbay will not copy, modify, distribute or transfer (by any means), display, sublicense, rent, reverse engineer, decompile, or disassemble the A.G. Edwards Properties.

    4.2. KANBAY PROPERTIES; GENERAL DEFINITION OF "PROPERTIES". Proprietary or third party software, methodologies, techniques, software libraries, tools, algorithms, materials, products, ideas, designs, and know-how used by Kanbay or its Affiliates or contractors in providing Services (including all copies, enhancements, modifications, revisions, and derivative works of any of the foregoing) that: (a) existed prior to the Effective Date, or (b) are acquired by Kanbay from a third party or developed independently of providing the Services hereunder shall be the property of Kanbay ("Kanbay Properties"). As between Kanbay and A.G. Edwards, Kanbay shall at all times be and remain the sole and exclusive owner of the Kanbay Properties. Except as expressly authorized in
Section 4.3 of this Agreement or a Statement of Work accepted hereunder, A.G. Edwards will not copy, modify, distribute or transfer (by any means), display, sublicense, rent, reverse engineer, decompile, or disassemble the Kanbay Properties. The term "Properties" shall mean the A.G. Edwards Properties and Kanbay Properties collectively, and "Property" shall mean a A.G. Edwards Property or Kanbay Property individually.

    4.3. LICENSE TO USE KANBAY PROPERTIES. Kanbay hereby grants to A.G. Edwards a perpetual, world-wide, royalty-free, non-exclusive, non-transferable (except in accordance with Section 11.10 of this Agreement), irrevocable license to (and to permit A.G. Edwards Affiliates, agents and customers to) use, execute, reproduce, transmit, display, perform, and create derivative works from any Kanbay Properties incorporated into, made a part of or necessary for the use of any of the A.G. Edwards Properties. So long as Kanbay is not in material breach of any obligation under the applicable Statement of Work, the foregoing shall be subject to Kanbay's receipt of payment of all undisputed amounts (and all amounts that A.G. Edwards is obligated to pay upon conclusion of the Dispute Resolution process provided in Section 11.13, below) for the Services that produced the applicable Deliverables.

    4.4. RESIDUALS. Notwithstanding anything to the contrary herein, the parties and their personnel shall be free to use and employ their general skills, know-how, methods, techniques, or skills gained or learned during the provision of any Services (if such have general applicability beyond the specific Services delivered under the applicable Statement of Work and are not intentionally memorized for the purpose of later recording or use), so long as they acquire and apply such information without disclosure of any Confidential Information of

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the other party and without unauthorized use or disclosure of the other party's
Properties.

    4.5. THIRD-PARTY PROPERTIES. Except to the extent necessary to effectuate the assignments to A.G. Edwards of Deliverables and the license granted to A.G. Edwards in respect of Kanbay Properties, under Sections 4.1 and 4.3 of this Agreement, respectively, nothing herein shall cause or imply any sale, license, or other transfer of proprietary rights of or in any third party software or products from one party to this Agreement to the other party.

5. CONFIDENTIALITY

    5.1. GENERAL. The parties agree that the exchange of Confidential Information between the parties shall be governed by the Confidentiality Agreement between them dated December 16, 2003 (the "Confidentiality Agreement"), the terms of which are incorporated herein and made an integral part hereof. The parties agree that the Kanbay Properties and the A.G. Edwards Properties are Confidential Information under the Confidentiality Agreement, as are all documentation, descriptions, and embodiments thereof.

    5.2. AGE INDIVIDUAL DATA. Without limiting Kanbay's obligations under the Confidentiality Agreement, Kanbay shall not, and shall ensure that its Affiliates and contractors do not, access, alter, transfer or otherwise process any AGE Individual Data except in accordance with any applicable Statement of Work. A.G. Edwards shall not provide, deliver, or allow access to any AGE Individual Data, or request Kanbay to process any AGE Individual Data, except in accordance with any applicable Statement of Work. If an applicable Statement of Work specifically requires Kanbay to access, alter, transfer or otherwise process any AGE Individual Data, Kanbay shall, and shall cause its Affiliates and contractors to, provide A.G. Edwards with such assistance, information and cooperation as A.G. Edwards may request to enable A.G. Edwards to allow any client, person or entity to exercise any of its, his or her or its rights under Law in relation to the AGE Individual Data. "AGE Individual Data" shall mean any data relating to employees or past, current or potential customers of A.G. Edwards or its Affiliates, or which is personally identifiable to any individual, including any data subject to any Laws relating to data privacy, trans-border data flow or data protection, such as the Gramm-Leach-Bliley Act (U.S.), the Personal Information Protection and Electronic Documents Act (Canada) and the implementing legislation and regulations of the European Union member states under the European Union Directive 95/46/EC. For purposes of clarity, AGE Individual Data is and shall be treated as Confidential Information, subject to the additional limitations of this Section 5.2.

    5.3. ACCESS AND RETURN OF CONFIDENTIAL INFORMATION. A.G. Edwards shall have unrestricted access to, and the right to review and retain the entirety of, all computer or other files containing Confidential Information of A.G. Edwards. Upon request by A.G. Edwards at any time, Kanbay shall (a) promptly return to A.G. Edwards, in the format and on the media as originally supplied by A.G. Edwards, all or any part of A.G. Edwards Confidential Information and (b) erase or destroy all or any part of A.G. Edwards Confidential Information in Kanbay's possession or the possession of Kanbay's Affiliates or contractors, in each case to the extent so requested by A.G. Edwards, and deliver to A.G. Edwards a written certification of such erasure or destruction signed by an authorized representative of Kanbay.

6. INDEMNIFICATION

    6.1. INTELLECTUAL PROPERTY. If either party (each, as applicable, an "Indemnitee") becomes subject to a claim against it that any portion of the Properties supplied by the other party (an "Indemnitor") (i.e., the A.G. Edwards Properties in the case of A.G. Edwards as Indemnitor, and the Kanbay Properties or Deliverables, in the case of Kanbay as Indemnitor) infringes a proprietary right of a third party, the Indemnitor shall, with respect to and to the extent of the portion of the claim pertaining to such Property, at its sole expense, defend, indemnify and hold harmless the Indemnitee with respect to such claim and all costs, expenses (including reasonable attorneys' fees), fines, penalties, deficiencies, losses, liabilities (including

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settlements and judgments) resulting from, arising from or relating to such claim. THIS SECTION SETS FORTH THE COMPLETE LIABILITY OF THE PARTIES WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

    6.2. SOLE CONTROL. If an Indemnitee becomes subject to a third party claim, notice thereof shall be given by the Indemnitee to the Indemnitor as promptly as practicable. Any delay by the Indemnitee in providing such notice shall not limit the Indemnitor's obligations pursuant to this Agreement except to the extent of any losses caused by such delay. To the extent of the portion of the claim for which the Indemnitor is responsible pursuant to this Agreement, the Indemnitor under any of the indemnities set forth in this Agreement shall promptly assume and have sole control of the defense of any such claim and all negotiations for settlement; provided, however, that the Indemnitee may, at its own cost, participate, through its attorneys or otherwise, in such investigation, trial and defense of such claim and any appeal arising therefrom. The Indemnitee shall cooperate, at the cost of the Indemnitor, with the Indemnitor in the investigation, trial and defense of such claim and any appeal arising therefrom. The Indemnitor shall not be obligated to indemnify the Indemnitee under any settlement made without the Indemnitor's consent or in the event the Indemnitee fails to reasonably cooperate (at the Indemnitor's expense) in the defense of any such claim. The Indemnitor shall have no authority to make any admission on behalf of the Indemnitee or enter into any agreement imposing an affirmative obligation on the Indemnitee without the Indemnitee's prior written consent.

    6.3. OPTION TO AVOID INFRINGEMENT. Without limiting Kanbay's indemnification obligations hereunder, in the event that in Kanbay's opinion, any portion of the Kanbay Properties or any Deliverable developed in connection with this Agreement is likely to or does become the subject of a claim of infringement of any letters patent, copyright, trademark, service mark, trade name, trade secret or other intellectual or proprietary right of any third party (the "Disputed Portion"), Kanbay may, at its sole option and expense, procure for A.G. Edwards the right to continue using the Disputed Portion, modify the Disputed Portion to make it noninfringing, or replace the Disputed Portion with a substantially similar, noninfringing replacement. If Kanbay does not exercise one of the above options, (i) Kanbay shall send A.G. Edwards a written notice requiring A.G. Edwards to terminate its use of the Disputed Portion within a reasonable period (but not less than thirty (30) days), (ii) A.G. Edwards shall terminate its use of the Disputed Portion within said period, and (iii) Kanbay shall refund a pro rata portion of fees paid by A.G. Edwards to Kanbay representing the fees paid for the development or provision of the Disputed Portion. If, however, A.G. Edwards fails to terminate its use of the Disputed Portion after such reasonable notice period, A.G. Edwards shall indemnify Kanbay for any and all claims of infringement against it to the extent resulting from A.G. Edwards's continued use of the Disputed Portion.

7. REPRESENTATIONS AND WARRANTIES

    7.1. REPRESENTATIONS AND WARRANTIES OF A.G. EDWARDS. A.G. Edwards hereby represents and warrants that it has and for the duration of this Agreement shall have all rights, titles, or interests in the Pre-existing A.G. Edwards Properties required for the performance of its obligations hereunder and has and for the duration of this Agreement shall have the authority and the legal right to enter into this Agreement.

    7.2. REPRESENTATIONS AND WARRANTIES OF KANBAY.

      7.2.1. RIGHTS AND TITLES. Kanbay hereby represents and warrants that it has and for the duration of this Agreement shall have all rights, titles or interests in the Kanbay Properties and Deliverables required for the performance of its obligations hereunder and has and for the duration of this Agreement shall have the authority and the legal right to enter into this Agreement.

      7.2.2. SERVICES. Kanbay further represents and warrants that the Services provided under this Agreement will be of commercially reasonable quality in accordance with any specifications or

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   requirements set forth in a Statement of Work and will be performed in a good and workmanlike manner and in accordance with industry standards. Without prejudice to any other right or remedy available by law to A.G. Edwards, any claim for breach of Kanbay's warranties under this Section 7.2.2 must be made, by written notice to Kanbay, within sixty (60) days following the date of completion of the Services for which the claim is made (or, with respect to any Deliverables that were subject to acceptance testing specified in the applicable Statement of Work, within sixty (60) days following the date of acceptance). Kanbay shall have a thirty (30) day period following receipt of any such notice in which to cure a breach.

      7.2.3. COMPLIANCE WITH LAW. Kanbay is and for the duration of this Agreement shall be in compliance with all federal, state, local and foreign laws, governmental regulations, rules and requirements and binding administrative and court orders (collectively "Laws") applicable to Kanbay, including all Laws applicable to its provision of the Services.

    7.3. NO OTHER WARRANTY. EXCEPT AS PROVIDED IN THIS AGREEMENT, (A) NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, FROM A COURSE OF PERFORMANCE OR DEALING, TRADE USAGE, OR OF UNINTERRUPTED OPERATION WITHOUT ERROR, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND
(B) WITHOUT LIMITING KANBAY'S OBLIGATION TO DELIVER THE SERVICES AND/OR DELIVERABLES SET FORTH IN A STATEMENT OF WORK, KANBAY MAKES NO GUARANTEES WITH REGARD TO THE RESULTS OBTAINED FROM THE OPERATION OR USE BY A.G. EDWARDS OF THE A.G. EDWARDS PROPERTIES OR KANBAY PROPERTIES. THE LIMITED WARRANTY SET FORTH IN THIS AGREEMENT IS MADE FOR THE BENEFIT OF A.G. EDWARDS ONLY.

8. LIMITATION OF LIABILITY

   KANBAY'S OR A.G. EDWARDS' LIABILITY FOR ANY REASON (EXCLUDING A.G. EDWARDS' LIABILITY FOR PAYMENT OF KANBAY'S SERVICES FEES) AND UPON ANY CAUSE OF ACTION, WHETHER SOUNDING IN TORT, CONTRACT, OR ANY OTHER LEGAL THEORY, SHALL AT ALL TIMES AND IN THE AGGREGATE BE LIMITED TO THE GREATER OF: (A) $100,000.00, OR (B) THE AMOUNTS PAID OR PAYABLE BY A.G. EDWARDS TO KANBAY UNDER THE APPLICABLE STATEMENT OF WORK

   NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

   THE FOREGOING LIMITATIONS OF LIABLITY (INCLUDING THE DAMAGES CAP AND THE EXCLUSIONS SET FORTH IN THE IMMEDIATELY PRECEDING TWO PARAGRAPHS) SHALL NOT APPLY TO THE INDEMNIFICATION OBLIGATIONS SET FORTH HEREIN, A BREACH OF THE CONFIDENTIALITY AGREEMENT, OR DAMAGES CAUSED BY GROSS NEGLIGENCE, RECKLESS CONDUCT OR WILLFUL MISCONDUCT.

9. TERM AND TERMINATION

9.1 The term of this Agreement shall commence on the Effective Date set forth above and, unless earlier terminated in accordance with this Section 9, shall continue through the end of A.G. Edwards' current fiscal year (which runs from March 1 through February 28). At the end of A.G. Edwards' fiscal year, this Agreement will be automatically renewed for successive one-year terms (to run concurrently with A.G. Edwards' fiscal year) unless earlier terminated in accordance with this Section 9.

This Agreement may be terminated (a) by either party if the other party defaults in the performance of any of its material obligations

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(or repeatedly defaults in the performance of any of its other obligations)
under this Agreement (i) upon at least thirty (30) days' notice to the breaching party if such default is capable of being cured and the breaching party does not cure such default within thirty (30) days from the non-breaching party's default notice or (ii) immediately upon notice to the breaching party if such default is not capable of being cured, and (b) by either party upon notice received 90 days prior to the end of the then current term; provided that this Agreement shall not be terminated under this clause (b) with respect to all outstanding Statements of Work until such Statements of Work expire or are completed or terminated in accordance with their terms, including any notice requirements provided therein. Absent any breach by Kanbay regarding the applicable Services, A.G. Edwards' obligation to make payment for Services performed by Kanbay prior to termination shall survive any termination of this Agreement.

   Unless otherwise provided in a Statement of Work, A.G. Edwards may, at its sole option, terminate any Statement of Work or any portion thereof, without cause upon thirty (30) days prior written notice to the other party. Upon receipt of notice of termination by A.G. Edwards, Kanbay shall advise A.G. Edwards of the extent to which performance has been completed through the date of the notice of termination. Kanbay shall be paid an equitable amount for all work performed in accordance with this Agreement and the applicable Statement of Work through the date of the notice of termination, or such other amount as may be specified in the applicable Statement of Work.

9.2     TERMINATION ASSISTANCE SERVICES.

       9.2.1 GENERAL. Kanbay shall, upon A.G. Edwards' request during a Termination Assistance Period for a Statement of Work, provide Termination Assistance Services in respect of such Statement of Work. There shall be no additional charge for the Termination Assistance Services to the extent that the fees being paid by A.G. Edwards to Kanbay already include Kanbay resources that can be used to provide the Termination Assistance Services. To the extent the resources included in the fees being paid by A.G. Edwards to Kanbay cannot be used to provide the Termination Assistance Services, such Termination Assistance Services shall be provided at the rates set forth for such Services in the applicable Statement of Work, or if not so set forth, at Kanbay's standard rates then in effect for such services immediately prior to the Termination Assistance Period. The quality and level of Services during a Termination Assistance Period shall not be degraded and Kanbay shall provide the Termination Assistance Services without causing any material disruptions to the business of A.G. Edwards. After the expiration of a Termination Assistance Period, Kanbay shall answer questions from A.G. Edwards regarding the Services for a reasonable period of time on an "as needed" basis at Kanbay's then standard rates. "Termination Assistance Period" shall mean each period of time, as designated by A.G. Edwards, commencing on the earlier of (x) the effective date of expiration or termination of the applicable Statement of Work, and (y) another date designated by A.G. Edwards; and continuing for up to 6 months after such commencement, as designated by A.G. Edwards. "Termination Assistance Services" shall mean (i) the Services, to the extent requested by A.G. Edwards during a Termination Assistance Period, (ii) the cooperation of Kanbay, and Kanbay's Affiliates and contractors, with A.G. Edwards and any third party(ies) designated by A.G. Edwards in the transfer of the Services (or the wind-down, replacement or supplementation of Services) to A.G. Edwards or a third party and (iii) any new services requested by A.G. Edwards in order to facilitate the transfer of the Services (or the wind-down, replacement or supplementation of Services) to A.G. Edwards or a third party.

       9.2.2 RETURN OF A.G. EDWARDS PROPERTIES

                                                       MASTER SERVICES AGREEMENT
                                                                      V.09.17.03

       AND TERMINATION OF LICENSES TO KANBAY. Upon the expiration or termination of a Statement of Work (or an applicable Termination Assistance Period),
       (a) any and all licenses granted to Kanbay to perform Services under such Statement of Work, shall automatically terminate, and (b) Kanbay shall
       (1) deliver to A.G. Edwards, in the manner requested by A.G. Edwards, (A) all of the A.G. Edwards Properties (including all Deliverables, whether completed or in-progress) relating to such Statement of Work and (B) any Kanbay Properties incorporated into, or made a part of or necessary for the use of any of the A.G. Edwards Properties in connection with such Statement of Work; in each case, in the form then in use and (2) destroy or erase all other applicable copies of A.G. Edwards Properties relating to such Statement of Work that are then in the possession of Kanbay, its Affiliates or consultants. So long as Kanbay is not in material breach of any obligation under the applicable Statement of Work, the foregoing shall be subject to Kanbay's receipt of payment of all undisputed amounts (and all amounts that A.G. Edwards is obligated to pay upon conclusion of the Dispute Resolution process provided in Section 11.13, below) for the Services that produced the applicable Deliverables.

10. EMPLOYEE SOLICITATION/HIRING

   During the period beginning with the commencement date for Services under a particular Statement of Work and ending six (6) months after the completion or termination of the Statement of Work, each party and any individuals, corporations, partnerships, limited liability companies, trusts, or legal entities which control, are controlled by, or are under common control with such party , or, in the case of A.G. Edwards, control, are controlled by or are under common control with A.G. Edwards or its parent corporation, A.G., Edwards & Sons, Inc. ("Affiliates") agree not to offer employment to or hire any technical, sales, or managerial employee of the other party or its Affiliates (collectively, the "Current Employer") who are directly involved in the Services being performed under the Statement of Work. For purposes of the preceding sentence, the term "employment" shall include any form of employment, consulting, contract relationship, or other arrangement pursuant to which such individual will, directly or indirectly, perform services for the new employer.

11. GENERAL

    11.1. COMPLETE AGREEMENT. This Agreement, including any Statements of Work hereunder and the Confidentiality Agreement, is the complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior proposals, understandings, and agreements, whether oral or written, between the parties with respect to the subject matter hereof. This Agreement may not be modified except by a written instrument executed by authorized representatives of the parties. For the purposes of this Agreement, an authorized representative of Kanbay shall be deemed to mean the Chief Executive Officer, Chief Operating Officer or the Chief Financial Officer. The pre-printed terms and conditions of any purchase order or other ordering document issued by either party in connection with this Agreement shall not be binding on the other party and shall not be deemed to modify this Agreement.

    11.2. NO WAIVER. No failure to exercise, and no delay in exercising, on the part of either party, any right, power or privilege hereunder will operate as a waiver thereof, nor will any party's exercise of any right, power or privilege hereunder preclude further exercise of the same right or the exercise of any other right hereunder.

    11.3. ENFORCEABILITY. If any part of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby and shall be enforced to the maximum extent permitted by applicable Law.

    11.4. FORCE MAJEURE. Either party shall be excused from performance and shall not be

                                                       MASTER SERVICES AGREEMENT
                                                                      V.09.17.03
liable for any delay in whole or in part, to the extent caused by the occurrence of any Force Majeure Event beyond the reasonable control either of the excused party or its subcontractors or suppliers, for as long as the Force Majeure Event continues and the excused party continues to use its best efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. "Force Majeure Events" shall be limited to the following: fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, or any other similar cause beyond the reasonable control of the excused party.

    11.5. NOTICES. Any notice required or permitted hereunder to the parties hereto will be deemed to have been duly given only if in writing to the address of the receiving party as set forth on the initial page hereof or such other address as may be specified by such party in a notice delivered to the other party in accordance with this Section and delivered by: (i) certified U.S. mail, return receipt requested, postage prepaid; (ii) nationally recognized overnight courier, delivery charges prepaid; or (iii) by hand delivery with signed receipt. Any notice shall be deemed delivered: (a) on the fifth (5th) business day following deposit of such notice with the U.S. Postal Service if notice is given in accordance with (i), above; (b) on the second (2nd) business day following deposit of such notice with the courier if notice is given in accordance with (ii), above; or (c) on the date of actual delivery if notice is given in accordance with (iii), above.

    11.6. GOVERNING LAW, JURISDICTION AND VENUE. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the Laws of, the State of Illinois, excluding its choice of Law principles.

    11.7. PRESS RELEASE. Neither party shall use the other party's name in any press release, advertising, promotional material or other public statement, or communicate with a third party orally or in writing regarding the business relationship of the parties, without the prior written consent of the other party.

    11.8. HEADINGS; SUBSECTIONS; INTERPRETATION. Section headings are provided for convenience of reference and do not constitute part of this Agreement. Any references to a particular section of this Agreement shall be deemed to include reference to any and all subsections thereof. References to the words "including, "includes" or "include" or the abbreviation "e.g." in this Agreement (including any Statement of Work) shall mean "including, without limitation."

    11.9. REFERENCES TO A.G. EDWARDS. For purposes of clarity, to the extent an Affiliate of A.G. Edwards is receiving Services hereunder, references in this Agreement (including a Statement of Work) to A.G. Edwards as the recipient of Services shall include such entity, and references to Services being performed for or received by A.G. Edwards shall include the performance of such Services for and receipt of such Services by such entity.

    11.10. ASSIGNMENT. Neither party may assign or delegate any or all of its rights (other than the right to receive payments) or its duties or obligations hereunder without the consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may assign this Agreement, without the need to obtain consent of the other party, to an Affiliate of such party or to a successor in interest to substantially all of the business of that party to which this Agreement relates. For purposes of clarity, and without limitation, a non-assigning party's refusal to consent to an assignment proposed by the other party shall be deemed reasonable if based on grounds that the proposed assignee is not financially stable or is a competitor of the non-assigning party. An assignee of either party authorized hereunder shall be bound by the terms of this Agreement and shall have all of the rights and obligations of the assigning party set forth in this Agreement. If any assignee shall fail to agree to be bound by all of the terms and obligations of this Agreement, then such assignment shall be deemed null and void and of no force or effect.

    11.11. SUBCONTRACTING. Provided that the applicable Statement of Work specifies that all or any portion of the Services will be performed in a location outside of the United States,

                                                       MASTER SERVICES AGREEMENT
                                                                      V.09.17.03

Kanbay shall have the right to subcontract such Services to an Affiliate of Kanbay located outside the United States. Kanbay agrees to provide all information reasonably requested by A.G. Edwards regarding any Kanbay Affiliate performing such Services both prior and subsequent to entering into a Statement of Work.. Prior to subcontracting any of the Services to an Affiliate for Services performed wholly within the United States or to any non-Affiliate, Kanbay shall notify A.G. Edwards of the proposed subcontractor and shall obtain A.G. Edwards' written approval of such subcontractor, to be provided in A.G. Edwards' sole discretion. No subcontracting, whether to a Kanbay Affiliate or any other party, shall release Kanbay from its responsibility for its obligations under this Agreement. Kanbay shall be responsible for the work and activities of each of its Affiliates and contractors, including compliance with the terms of this Agreement. Kanbay shall be responsible for all payments to its Affiliates and contractors. Kanbay shall promptly pay for all services, materials, equipment and labor used by Kanbay in providing the Services. Kanbay shall enter into confidentiality agreements with any subcontractors with provisions at least as restrictive as the provisions of the Confidentiality Agreement entered into between Kanbay and A.G. Edwards.

    11.12. AUDITS.

       11.12.1 GENERAL. Upon at least five (5) days prior written notice from A.G. Edwards, Kanbay and its Affiliates and contractors shall provide A.G. Edwards and A.G. Edwards' agents, regulators, accountants and auditors (collectively, "A.G. Edwards Auditors") with access to, and any assistance and information that they may reasonably require with respect to the Services. If, as a result of an audit or portion thereof concerning fees, A.G. Edwards determines that Kanbay has overcharged A.G. Edwards, A.G. Edwards shall notify Kanbay of the amount of such overcharge and Kanbay shall investigate the matter. If Kanbay's investigation confirms the overcharge, it shall promptly pay to A.G. Edwards the amount of the overcharge. If Kanbay's investigation does not confirm the overcharge, the parties will use the dispute resolution process set forth in this Agreement to resolve the matter.

       11.12.2 QUALITY CERTIFICATIONS. Kanbay agrees to provide all information and supporting documentation reasonably requested by A.G. Edwards regarding Kanbay's CMM assessments and ISO certifications. Kanbay further agrees to
    (i) provide audit reports related to the certifications and to update those reports as periodically requested by A.G. Edwards, but not more than once per year, (ii) make personnel available to discuss the certifications and audit reports with A.G. Edwards, and (iii) provide A.G. Edwards with documentation reflecting any corrective measures taken to address problems identified in any audit.

       11.12.3 COOPERATION AND RECORD RETENTION. Kanbay shall, and shall cause its Affiliates and contractors to, provide to A.G. Edwards Auditors all assistance required to enable A.G. Edwards to perform audits under this
    Section 11.12 and to comply with applicable Law. For the duration of the applicable Statement of Work and any subsequent Addenda thereto and for a period of 2 years thereafter, Kanbay shall retain records and supporting documentation sufficient to document the Services and the fees paid or payable by A.G. Edwards under this Agreement.

    11.13. DISPUTES.

       11.13.1. INTERNAL DISPUTE RESOLUTION. All disputes arising under or related to this Agreement shall be considered in person or by telephone by the Contract Managers within 10 days after receipt of a notice from either party's Contract Manager specifying the nature of the dispute (a "Dispute Notice"); provided, however, that nothing herein shall prevent or limit a party's right to immediately seek preliminary injunctive relief in a court of Law. Unless the Contract Managers otherwise agree, either party may

                                                       MASTER SERVICES AGREEMENT
                                                                      V.09.17.03
    pursue its rights and remedies after the earlier of (a) the occurrence of such meeting or telephone conversation and (b) 10 days after receipt of the Dispute Notice. Unless a respective party notifies the other party of a change in Contract Managers in accordance with Section 11.5 of this Agreement, the Contract Manager for Kanbay shall be Kelly Jones, and the Contract Manager for A.G. Edwards shall be Bob Gegg.

       11.13.2. CONTINUITY OF SERVICES. Kanbay acknowledges that the timely and complete performance of its obligations pursuant to this Agreement is important to the business, operations and prospects of A.G. Edwards. Accordingly, in the event of a dispute between A.G. Edwards and Kanbay, Kanbay shall continue to so perform its obligations under this Agreement and A.G. Edwards shall continue to make undisputed payments during the resolution of such dispute unless and until this Agreement has expired or is terminated in accordance with its provisions and, in either case, all applicable Termination Assistance Periods have expired.

    11.14. INSURANCE.

During the term of this Agreement and any Termination Assistance Period(s), Kanbay shall obtain and maintain at its own cost insurance of the following types and amounts: (a) statutory workers' compensation in accordance with Law;
(b) employer's liability insurance in an amount not less than $$2,000,000.00 per occurrence, covering bodily injury by accident or disease, including death; (c) Commercial General Liability (including contractual liability insurance) in an amount not less than $2,000,000.00 per occurrence; (d) Comprehensive Automobile Liability covering all vehicles that Kanbay owns, hires or leases in an amount not less than $2,000,000.00 (combined single limit for bodily injury and property damage); and (e) All Risk Property insurance coverage in an amount not less than the higher of the (1) fair market value, (2) A.G. Edwards' book value and (3) replacement cost of A.G. Edwards hardware used by Kanbay personnel;and
(f), Prior to providing any professional services under this Agreement, including, but not limited to software development, Kanbay shall obtain and maintain Professional Services Liability ("Errors and Omissions") coverages in amount of not less than $5,000,000 per loss, per year. Such policy shall provide coverage for losses occurring on or before the date that any professional services are provided under this Agreement, and renewal policies shall include a continuity date that retrospectively covers any losses occurring on or before the date that any professional services are provided under this Agreement; and
(g) carry a Fidelity Bond that includes, but is not limited to, Employee Dishonesty, Theft, Forgery, and Computer Related Crime. The General Liability policy shall be endorsed to be specifically primary and non-contributory with any other policies carried by A.G. Edwards. The Workers' Compensation and General Liability policies shall include a waiver of subrogation in favor of A.G. Edwards. These policies shall be written with insurance companies that have a A- rating or better according to the most recent A.M. Best guide, and shall apply to covered losses caused by Kanbay, Kanbay Affiliates and any contractors delivering Services under this Agreement.

       11.14.1. Kanbay shall, upon A.G. Edwards' request, furnish to A.G. Edwards certificates of insurance or other appropriate documentation (including evidence of renewal of insurance) evidencing all coverages referenced in Section 11.14.1 and, if and to the extent applicable, naming A.G. Edwards as an additional insured under the Commercial General Liability and as a loss payee under the All Risk Property. Such certificates or other documentation shall include a provision whereby 30 days' notice must be received by A.G. Edwards prior to coverage cancellation or material alteration of the coverage by either Kanbay or Kanby's Affiliates or contractors providing Services, or the applicable insurer. Such cancellation or material alteration shall not relieve Kanbay of its continuing obligation to maintain insurance coverage in accordance with this Section 11.14.2.

    11.15. NO THIRD-PARTY BENEFIT. The provisions of this Agreement are for the sole

                                                       MASTER SERVICES AGREEMENT
                                                                      V.09.17.03
benefit of the parties hereto. This Agreement confers no rights, benefits, or claims upon any person or entity not a party hereto.

    11.16. EXPORT. Kanbay shall not knowingly export or re-export any personal computer system, part, technical data or sub-elements under this Agreement, directly or indirectly, to any destinations prohibited by the United States Government. The term "technical data" in this context, means such data as is defined as technical data by applicable United States export regulations.

    11.17. COVENANT OF FURTHER ASSURANCES. A.G. Edwards and Kanbay covenant and agree that, subsequent to the execution and delivery of this Agreement and, without any additional consideration, each of A.G. Edwards and Kanbay shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

    11.18. SURVIVAL. Each of the provisions of this Agreement shall remain in full force and effect through the End Date of this Agreement, and the terms of Sections 1.2, 1.6, 4-6, 8, 9.2.2, 10, 11.1-11.3, 11.5-11.10, 11.12, 11.13,
11.15-11.19, and any other provisions which by their nature should survive, shall survive such End Date. The "End Date" shall be the later of (a) the effective date of the expiration or termination of this Agreement, and (b) the last day of the last Termination Assistance Period to expire.

    11.19. COUNTERPARTS. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

KANBAY INCORPORATED:


By:    /s/ William Weissman
       ------------------------------
Name:  WILLIAM WEISSMAN
       ------------------------------
Title: VP & CFO
       ------------------------------


A.G. EDWARDS TECHNOLOGY GROUP,
INC.:


By:    /s/ John Parker
       ------------------------------
Name:  JOHN PARKER
       ------------------------------
Title: President & CIO
       ------------------------------

                                                       MASTER SERVICES AGREEMENT
                                                                      V.09.17.03



------------------------------------------
For Internal Kanbay Purposes Only:                             MSA No. _________

S.O. No. ________________                            Statement of Work No. _____

     New Client

     Extension

     Correction

     Add-On Sale
------------------------------------------



                                STATEMENT OF WORK
                                       TO
                            MASTER SERVICES AGREEMENT



("KANBAY")                                                   ("A.G. EDWARDS")
Kanbay Incorporated                                          A.G. Edwards Technology Group, Inc.
6400 Shafer Court, Suite 100                                 One North Jefferson
Rosemont, IL 60018                                           St. Louis, MO 63102
(847) 384-6100

By:______________________________________________________    By:______________________________________________________
Print Name:______________________________________________    Print Name:______________________________________________
Title:___________________________________________________    Title:___________________________________________________
Date:____________________________________________________    Date:____________________________________________________



This Statement of Work is made and entered into on ______________, ("Effective Date") and is issued under and subject to all of the terms and conditions of the Master Services Agreement No. AGE/2-2004 dated February 20, 2004 ("Agreement") by and between Kanbay and A.G. Edwards. Unless otherwise defined in this Statement of Work, all capitalized terms shall have the meanings set forth in the Agreement. In the event of a conflict between the terms of this Statement of Work and the terms of the Agreement, the terms of this Statement of Work shall govern and control. By signing above, the parties agree to the terms and conditions of this Statement of Work.

TERM. The term of this Statement of Work shall commence on the Effective Date and end on __________ unless extended in writing by the parties or terminated in accordance with the Agreement.

SERVICES.

         [List Services]

RESOURCES.

         [List Resources]

INVOICING.  Kanbay will invoice A.G. Edwards __________________________________
for the services performed __________________ as provided in the Agreement.

ADDITIONAL TERMS. [List Additional Terms]